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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

                                                Contact: Thomas E. Larson
                                                         Chief Financial Officer
                                                         (973) 983-0888 Ext. 481


                    PARTY CITY ANNOUNCES FILING OF ANNUAL AND

                               TRANSITION REPORTS

FOR IMMEDIATE RELEASE

     Rockaway, New Jersey, September 29, 2000 - Party City Corporation (OTC:
PCTY), America's largest party goods chain with 425 Company-owned and franchised stores, today announced that it had filed its Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1998 and for the year ended July 1, 2000. The Company had previously filed its Annual Report on Form 10-K for the 18-month period ended July 3, 1999.

     The Company also filed a Transition Report on Form 10-K for the six-month period January 1, 1999 to July 3, 1999. Effective July 3, 1999, the Company changed its fiscal year end for financial reporting from December 31 to the Saturday nearest to June 30. The Company continues to use December 31 as its tax year-end. The change to a 52-53 week calendar was made to facilitate comparable store sales computations, and necessitated the filing of the Transition Report.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

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